UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2009

CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1100, 10 Middle Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:	(203) 416-5290

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective August 7, 2009, pursuant to a general restructuring and reduction in force of the Registrant, the Board of Directors of the Registrant eliminated the position of Chief Technology Officer and, with regret, terminated the employment of Dr. Walter G. Copan, formerly Executive Vice President and Chief Technology Officer.

Pursuant to the terms of Dr. Copan’s Employment Agreement as of June 14, 2005 (Exhibit 99.1 to this Report on Form 8-K), Dr. Copan is entitled to salary continuation at the rate of $18,750 monthly and benefits for up to one year. Also, pursuant to the terms of outstanding stock option agreements, Dr. Copan may acquire for up to two years 61,333 shares of the Registrant’s common stock at exercise prices ranging from $2.705 to $19.125.

SECTION 9 - - FINANCIAL STATEMENTS AND EXHIBITS

(C)	Exhibits

99.1  Employment Agreement of Walter G. Copan dated as of June 14, 2005 filed as Exhibit 99.1 to Registrant’s Form 8-K of August 3, 2005 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.

By:	/s/ Charles W. Grinnell
Charles W. Grinnell

Its: Secretary

Dated:  August 12, 2009

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